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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 4, 1994, included in the Annual Report on Form 10-K of Keystone International, Inc. (the "Company") for the fiscal year ended December 31, 1993 and to all references to our Firm included in this Registration Statement on Form S-8 for the registration of 300,000 shares of the common stock, par value $1.00 per share, of the Company.




                                                   ARTHUR ANDERSEN & CO.


Houston, Texas
May 11, 1994